Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of TechPrecision Corporation on Form S-1 (File No. 333-279091 and 333-262063) of our report dated July 28, 2025, with respect to our audit of the consolidated financial statements of TechPrecision Corporation (the “Company”) as of March 31, 2025 and for the year ended March 31, 2025, which report is included in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ CBIZ CPAs PC

CBIZ CPAs PC
Philadelphia, Pennsylvania
July 30, 2025